PROXY TABULATOR P.O. BOX 9112 Farmingdale, NY 11735	To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website.

To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M74945-S18704	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

SOUND POINT FLOATING RATE INCOME FUND

1.    To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of Sound Point Floating Rate Income Fund (the “Target Fund”) to the Sound Point Floating Rate Income Fund, an open-end series of Trust for Advised Portfolios (the “Acquiring Fund”), in exchange for the Acquiring Fund’s Institutional  Class shares having an aggregate net asset value equal to the value of the Target Fund’s assets, (ii) the assumption by the Acquiring Fund of all of the Target Fund’s liabilities, (iii) the distribution of such Institutional Class shares to the shareholders of the Target Fund in complete liquidation of the Target Fund, and (iv) the dissolution of the Target Fund under Delaware law (the “Reorganization”); and

2.    To transact such other business that may properly come before the Special Meeting or any postponement or adjournment thereof.

For Against Abstain ☐ ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership,  please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting:
The Proxy Statement for this meeting is available at www.proxyvote.com.

M74946-S18704

SOUND POINT FLOATING RATE INCOME FUND

The undersigned hereby appoint(s) Brian Feldman and Sarah Seelaus, each with full power of substitution and revocation, to vote all shares of the above referenced fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Trust to be held at 11:00 a.m., Central Time, on May 28, 2014, at the offices of U.S. Bancorp Fund Services, 615 East Michigan Avenue, Milwaukee, Wisconsin 53202, and at any adjournment thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, by that one. This proxy shall be voted on the proposal described in the Proxy Statement  as specified on the reverse side.